              As filed with the Securities and Exchange Commission
                              on December 29, 1995
                                             Registration No. 33-_______________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)

           Tennessee                                            62-0859007
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                          7130 Goodlett Farms Parkway
                           Memphis, Tennessee  38018

                    (Address of Principal Executive Offices)


              CAPITAL BANCORPORATION, INC. 1990 STOCK OPTION PLAN
              ---------------------------------------------------
                            (Full title of the plan)

                                                                       Copy to:

E. James House, Jr., Esq.                                         R. Nash Neyland, Esq.
Secretary and Manager of the Legal Department                    Wyatt, Tarrant & Combs
Union Planters Corporation                                    6075 Poplar Avenue, Suite 650
7130 Goodlett Farms Parkway                                      Memphis, Tennessee 39119
Memphis, Tennessee  38018

                   (Name and address of agent for service)

                                (901) 383-6584
        (Telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to public:
  From time to time after the effective date of this Registration Statement.

                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of                 Amount            Proposed maximum            Proposed maximum             Amount of
securities               to be             offering price              aggregate offering           registration
to be registered         registered        per share                   price                        fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,            102,615(1)        Not applicable              $1,945,491.75(2)              $670.86
$5.00 par value            shares
-----------------------------------------------------------------------------------------------------------------

(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2) Calculated pursuant to Rule 457(h)(1); represents the aggregate price at which outstanding options under the Plan may be exercised.


                                                 12 sequentially numbered pages.
                                                        Exhibit index on page 8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates the following documents in this Registration Statement:

         A. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         B. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

         C. The Registrant's Current Reports on Form 8-K: [i] dated December 31, 1994, as filed January 13, 1995 and amended on January 31, 1995; [ii] dated April 27, 1995, as filed on April 27, 1995; [iii] dated June 20, 1995, as filed on June 27, 1995; [iv] dated July 27, 1995, as filed on July 27, 1995; [v] dated August 21, 1995, as filed on August 22, 1995; [vi] dated August 22, 1995, as filed on August 22, 1995; [vii] dated October 26, 1995, as filed on October 26, 1995; [viii] dated November 2, 1995, as filed on November 6, 1995; [ix] dated November 16, 1995, as filed on November 16, 1995; and [x] dated December 8, 1995, as filed on December 8, 1995.

         D. The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.





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

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Registrant's Common Stock offered pursuant to the Registration Statement will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of the Registrant. E. James House, Jr. is an officer of and receives compensation from the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Charter of the Registrant provides as follows:

TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify any of its directors, officers, employees or agents and any person who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

         Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under that Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent persons exercise under similar circumstances and in like positions.

         A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or
(iii) a vote of the shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.

ITEM 9. UNDERTAKINGS.

         1. The undersigned Registrant hereby undertakes:

                 A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 [1] To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;





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


         Provided, however, that paragraphs 1.A[1] and 1.A[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on November 30, 1995.


                                        UNION PLANTERS CORPORATION


                                        By /s/ Benjamin W. Rawlins, Jr.
                                           ----------------------------

                                        Title Chief Executive Officer
                                              -------------------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. James House, Jr. and M. Kirk
Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 30th day of November, 1995 in the capacities indicated:


SIGNATURE                        TITLE
---------                        -----


/s/ Benjamin W. Rawlins, Jr.      Chairman of the Board,
----------------------------      Chief Executive Officer and Director
Benjamin W. Rawlins, Jr.          (Principal Executive Officer)





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


/s/ John W. Parker                Executive Vice President and
----------------------------      Chief Financial Officer (Principal
John W. Parker                    Financial Officer)



/s/ M. Kirk Walters               Senior Vice President, Treasurer
----------------------------      and Chief Accounting Officer
M. Kirk Walters


/s/ Albert M. Austin
----------------------------
Albert M. Austin                  Director


/s/ Marvin E. Bruce
----------------------------
Marvin E. Bruce                   Director


/s/ George W. Bryan
----------------------------
George W. Bryan                   Director


/s/ Robert B. Colbert, Jr.
----------------------------
Robert B. Colbert, Jr.            Director


/s/ C.J. Lowrance, III
----------------------------
C.J. Lowrance, III                Director


/s/ Jackson W. Moore
----------------------------
Jackson W. Moore                  President and Director



----------------------------
Stanley D. Overton                Director


/s/ V. Lane Rawlins
----------------------------
V. Lane Rawlins                   Director


/s/ Mike P. Sturdivant
----------------------------
Mike P. Sturdivant                Director


/s/ Richard A. Trippeer, Jr.
----------------------------
Richard A. Trippeer, Jr.          Director



----------------------------
Milton J. Womack                  Director





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


                               INDEX TO EXHIBITS

Exhibit Number      Description of Exhibit                                 Page
--------------      ----------------------                                 ----

4(a) Amended and Restated Charter of Incorporation of the Registrant is incorporated by reference to
                    Exhibit 3 to the Current Report on Form 8-K dated August 22, 1995, as filed on August 22, 1995.

4(b) Amended and Restated Bylaws of the Registrant, as amended February 28, 1995 are incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K dated December 31, 1994.

4(c) Rights Agreement, dated January 19, 1989 between the Registrant and Union Planters National Bank, including form of Rights Certificate (Exhibit A) and a form Summary of Rights (Exhibit B), is incorporated by reference to the Registration Statement on Form 8-A dated January 19, 1989, as filed on February 1, 1989 (Commission File No. 0-6919).

5 Opinion of E. James House, Jr., Esq., Secretary and Manager of the Legal Department of Union Planters Corporation as to the legality of the Common Stock.

23(a)               Consent of Price Waterhouse LLP.

23(b)               Consent of KPMG Peat Marwick LLP.

23(c)               Consent of E. James House, Jr., Esq. (included in
                    Exhibit 5).

24 Power of Attorney (included on signature page of this Registration Statement).





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